SCHEDULE 14A
                         (RULE 14A-101)
              INFORMATION REQUIRED IN PROXY STATEMENT

                      SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934

Filed by the registrant                     [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule
     14a-12


                     STARBUCKS CORPORATION
          (Name of Registrant as specified in its Charter)


                     STARBUCKS CORPORATION
          (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

                  Common Stock, no par value

     (2)  Aggregate number of securities to which
          transaction applies:  As of December 27, 1996: 77,957,065

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N.A.

     (4)  Proposed maximum aggregate value of transaction: N.A.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, schedule or registration statement no.:

     (3)  Filing party:

     (4)  Date filed:


                       [Starbucks logo]

                     Seattle, Washington
                       January 24, 1997





Dear Shareholders:

     You are cordially invited to attend the Starbucks Corporation Annual Meeting of Shareholders to be held on Thursday, March 6, 1997, at 10:00 a.m. (Pacific time) at the Company's Kent Roasting Plant, 18411--77th Place South, Kent, Washington. Directions to the Kent Roasting Plant are included with this Notice of Annual Meeting and Proxy Statement.

     The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement.
At the meeting, we will also report on Starbucks operations and respond to any questions you may have.

     YOUR VOTE IS VERY IMPORTANT.  WHETHER OR NOT YOU PLAN
TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED.
PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD AS SOON
AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE IN
ORDER TO ENSURE THAT YOUR VOTE IS COUNTED.  IF YOU ATTEND
THE MEETING, YOU WILL, OF COURSE, HAVE THE RIGHT TO VOTE
YOUR SHARES IN PERSON.


                                 Very truly yours,


                                 /s/Howard Schultz


                                 Howard Schultz
                                 chairman and
                                 chief executive officer



                     STARBUCKS CORPORATION
                     2401 Utah Avenue South
                    Seattle, Washington  98134

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          March 6, 1997

To the Shareholders:

     The Annual Meeting of the Shareholders of Starbucks
Corporation, a Washington corporation, will be held at the Company's Kent Roasting Plant, 18411--77th Place South,
Kent, Washington, on Thursday, March 6, 1997, at 10:00 a.m.
(Pacific time) for the following purposes:

1.  To elect two Class 1 directors to serve until the Annual
Meeting of Shareholders for the 1999 fiscal year and until their respective successors are elected and qualified;

2. To approve a 7,025,000 share increase in the number of shares reserved for issuance under the Company's Key
Employee Stock Option Plan - 1994;

3. To approve the material terms of the objective performance goals under the Company's Executive Management
Bonus Plan;

4. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending
September 28, 1997; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on December 27, 1996 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

     The Company's Proxy Statement is submitted herewith.
Financial and other information concerning the Company is contained in the enclosed Annual Report for the fiscal year ended September 29, 1996.

                             By Order of the Board of Directors

                             /s/ G. Scott Greenburg
                             G. Scott Greenburg
                             secretary

Seattle, Washington
January 24, 1997

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE MEETING.


<PAGE 1>

                      STARBUCKS CORPORATION
                      2401 Utah Avenue South
                    Seattle, Washington  98134

                         PROXY STATEMENT

                 ANNUAL MEETING OF SHAREHOLDERS
                         March 6, 1997

     This Proxy Statement is furnished by the Board of Directors of Starbucks Corporation, a Washington corporation (the "Company" or "Starbucks"), to the holders of common stock, no par value, of the Company (the "Common Stock"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company for fiscal year 1996 (the "Annual Meeting"), to be held at 10:00 a.m. (Pacific time) on Thursday, March 6, 1997, at the Company's Kent Roasting Plant, 18411--77th Place South, Kent, Washington, and at any adjournment thereof. Directions to the Kent Roasting Plant are provided at the end of this Proxy Statement.

     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card to the Secretary of the Company prior to the Annual Meeting, delivering written notice of revocation of the proxy to the Secretary of the Company prior to the Annual Meeting, or attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the shareholder's directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted for (i) the election of the directors recommended by the Board of Directors; (ii) the approval of a 7,025,000 share increase in the number of shares reserved for issuance under the Company's Key Employee Stock Option Plan - 1994 (the "Key Employee Option Plan"); (iii) the approval of the material terms of the objective performance goals under the Company's Executive Management Bonus Plan; and (iv) the ratification of the selection by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 28, 1997, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.

     The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Under Washington law and the Company's Articles of Incorporation, if a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a Director if the votes cast for the nominee exceed the votes cast against the nominee and exceed the votes cast for any other nominee for that position. Abstentions and "broker non-votes" (shares held by a broker or nominee as to which a broker or nominee indicates on the proxy that it does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. For the election of directors, an abstention from voting and broker non-votes will have the legal effect of neither a vote for nor against the nominee. For all other matters, an abstention from voting and broker non-votes, since they are not affirmative votes, will have the same practical effect as a vote against the respective matters. Proxies and ballots will be received and tabulated by ChaseMellon Shareholder Services, L.L.C., the Company's transfer agent.

     This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about January 24, 1997.

     The expense of preparing, printing, and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers, and other employees of the Company, without additional remuneration, in person, or by telephone, telegraph or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will provide

<PAGE 2>

reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. The Company has retained ChaseMellon Shareholder Services, L.L.C., to aid in the solicitation of proxies. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

     At December 27, 1996, the Company had 77,957,065 shares of Common Stock outstanding, and there were no outstanding shares of any other class of stock. Each share of Common Stock entitles the holder thereof to one vote. Only shareholders of record at the close of business on December 27, 1996, will be entitled to notice of, and to vote at, the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

     The following table sets forth as of December 1, 1996 the number of shares of Common Stock held by each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock. Each 5% shareholder has sole voting and dispositive power with respect to all shares so owned.

[CAPTION]

Name and Address of        Amount and Nature of       Percent
Beneficial Owner         Beneficial Ownership (1)    of Class (2)
-----------------------------------------------------------------
Putnam Investment Management        5,339,695             6.86%
One Post Office Square
Boston, Massachusetts  02109

American Century Investments, Inc.  4,342,200             5.58%
4500 Main Street
Kansas City, Missouri  64111


(1)  Based upon filings with the Securities and Exchange
Commission made by Putnam Investment Management ("Putnam") and American Century Investments, Inc. (formerly Twentieth
Century Companies ("American Century").  Both Putnam and
American Century are Investment Advisers registered under
section 203 of the Investment Advisers Act of 1940.  Both
Putnam and American Century manage fund accounts for the benefit of their clients. The receipt of dividends, or the proceeds from the sale of securities, are credited to the account which holds or held such securities.

(2) Based upon 77,786,819 shares of Common Stock outstanding as of December 1, 1996.

<PAGE 3>

     The following table sets forth as of December 1, 1996, the number of shares of Common Stock owned beneficially by all directors and nominees for directors of the Company, the Named Executive Officers (as defined under "Executive Compensation" below), and all directors and executive officers of the Company as a group. Unless otherwise noted and except as community property laws may apply, the person named has sole voting and investment power over the shares reflected opposite such person's name. The Company has been provided such information by its directors, nominees for directors, and executive officers.

[CAPTION]

Name and Address of        Amount and Nature           Percent of
Beneficial Owner       of Beneficial Ownership          Class(1)
-----------------------------------------------------------------
James G. Shennan, Jr.        219,898(2)(3)                *
Jeffrey H. Brotman           299,025(4)                   *
Arlen I. Prentice            175,284(5)(6)                *
Craig J. Foley                53,200(7)                   *
Adrian D.P. Bellamy           25,000                      *
Barbara Bass                   3,500                      *
Howard Schultz             3,445,588(8)                4.3%
Orin C. Smith                321,996 (9)                  *
M. Michael Casey              22,282(10)                  *
Scott Bedbury                 16,666(11)                  *
Howard P. Behar               59,178                      *
All Directors and
Executive Officers as
a Group (21 persons)       5,505,554(12)               6.8%

-----------------------------------------


*Less than 1%.

(1) Based upon 77,786,819 shares of Common Stock outstanding as of December 1, 1996.
(2) Includes 68,500 shares subject to options that are exercisable within 60 days.
(3) Includes 23,330 shares held by Trinity Ventures II, L.P. ("TVII"), of which Mr. Shennan is a general partner; 6,948 shares held by Trinity Ventures III, L.P. ("TVIII"), of which Mr. Shennan is a general partner; and 34,680 shares held by the Shennan Family Partnership, of which Mr. Shennan is a general partner. Under federal securities laws, Mr. Shennan is deemed to beneficially own only those shares equal to the greater of his interest in each partnerships'
(i) capital accounts or (ii) profit and losses. With respect to each of TVII and TVIII, Mr. Shennan disclaims beneficial ownership of such shares.
(4) Includes 163,672 shares subject to options that are exercisable within 60 days.
(5) Includes 64,000 shares subject to options that are exercisable within 60 days.
(6) Includes 19,500 shares held by the Prentice Family Partnership, which is a general partnership of which Mr. Prentice is a general partner. Under federal securities laws, Mr. Prentice is deemed to beneficially own only those shares equal to the greater of his interest in the partnership (i) capital accounts or (ii) profit and losses. Mr. Prentice disclaims beneficial ownership of such shares.
(7) Includes 52,000 shares subject to options that are exercisable within 60 days.
(8) Includes 1,446,796 shares subject to options that are exercisable within 60 days.
(9) Includes 306,230 shares subject to options that are exercisable within 60 days.
(10) Includes 20,000 shares subject to options that are exercisable within 60 days.
(11) Includes 16,666 shares subject to options that are exercisable within 60 days.
(12) Includes 2,763,731 shares subject to options that are exercisable within 60 days.

1.  ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

     The Bylaws of the Company, as amended, provide that the Board of Directors shall be divided into three classes, with such classes to be as nearly equal in number as the total number of directors constituting the entire Board permits. As of September 29, 1996, the Company's Board of Directors consisted of nine members, with three members in each of Class 1, 2, and 3. After the Annual Meeting, the Company's Board of Directors will consist of eight members, with two members in Class 1, and three members in each of Classes 2 and 3. At the expiration of each class' term, directors are to be elected to serve for a term of three years and until their respective successors have been elected and qualified. The terms of office of Class 1, 2 and 3 directors are scheduled to expire at the annual meetings of shareholders for the 1996, 1997 and 1998 fiscal years, respectively.

<PAGE 4>

     At the Annual Meeting, shareholders will elect two
Class 1 directors to serve until the annual meeting of shareholders for the 1999 fiscal year and until successors are elected and qualified. Unless otherwise directed, the persons named in the proxy intend to cast all proxies in favor of Mr. Howard Behar and Mr. James G. Shennan, Jr. to serve as Class 1 directors of the Company. In the event that Mr. Behar or Mr. Shennan should become unavailable for election to the Board of Directors for any reason, the persons named in the proxy have discretionary authority to vote the proxies for the election of other nominees to be designated to fill each such vacancy by the Board of Directors of the Company.

INFORMATION ABOUT THE NOMINEES

Class 1 Directors; term expires at annual meeting for fiscal
1996:

     HOWARD P. BEHAR, 52, was appointed to the Board of Directors of the Company, effective January 1, 1996, on December 20, 1995. Mr. Behar has served as president of Starbucks International since June 1994. From February 1993 to June 1994, Mr. Behar served as the Company's executive vice president, sales and operations. From February 1991 to February 1993, Mr. Behar served as senior vice president, retail operations of the Company and from August 1989 to January 1991, he served as the Company's vice president, retail stores.

     JAMES G. SHENNAN, JR., 55, has been a director of the Company since March 1990. Mr. Shennan has served as a general partner of Trinity Ventures, a venture capital organization, since 1989. From 1986 to 1988, he served as the president and chief executive officer of Addison Consultancy Group, a marketing consulting firm; and from 1974 to 1988, Mr. Shennan served as the president and chief executive officer of Aidcom International, PLC (a predecessor of Addison Consultancy Group), a publicly-held marketing services company located in the United Kingdom, and its predecessor, S&O Consultants, an international marketing, design and research consulting organization. Mr. Shennan serves on the board of directors of a number of privately-held, consumer-oriented companies in which Trinity Ventures has made an investment.

INFORMATION ABOUT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE
AFTER THE ANNUAL MEETING

Class 2 Directors; terms expire at annual meeting for fiscal
1997:

     JEFFREY H. BROTMAN, 54, has been a director of the Company since March 1989. Mr. Brotman is a founder of Costco Wholesale Corporation (now, PriceCostco, Inc.), a membership-only wholesale club, and a number of other specialty retail chains. Mr. Brotman, presently the chairman of PriceCostco, Inc., served as the chairman of the Board of Directors of Costco Wholesale Corporation, the predecessor to PriceCostco, Inc., from its inception in 1983 to October 1993. He is on the Board of Directors of Seafirst Bank; The Sweet Factory, a candy retailer; and Garden Botanika, Inc., a cosmetics and skin care retailer.

     ARLEN I. PRENTICE, 59, has been a director of the Company since February 1986. Mr. Prentice is a founder of Kibble & Prentice, Inc., a financial services firm. Mr. Prentice has served as a co-chairman and the chief executive officer of Kibble & Prentice, Inc. since June 1972. Mr. Prentice presently serves as a director of Western Drug Distributors (d.b.a., Drug Emporium Northwest); Northland Telecommunications Corporation, Percon, Inc., a distributor of bar code systems; and Flow International Inc., a manufacturer and distributor of high pressure water jet cutting systems.

     ORIN C. SMITH, 54, was appointed to the Board of Directors of the Company, effective January 1, 1996, on
December 20, 1995. Mr. Smith has served as president and chief operating officer of the Company since June 1994.
From March 1990 to June 1994, Mr. Smith served as the
Company's vice president and chief financial officer and later as its executive vice president and chief financial officer. Mr. Smith presently serves as a director of Oakley, Inc., a designer, manufacturer and distributor of high-performance sunglasses and goggles.

<PAGE 5>

Class 3 Directors; terms expire at annual meeting for fiscal
1998:

     CRAIG J. FOLEY, 52, has been a director of the Company since March 1990. Mr. Foley has served as president of Wickham Capital Corp., a venture capital firm, since February 1994. He has also served as a principal of Phillips-Smith Specialty Retail Group, a venture capital firm, since April 1994. From February 1982 to February 1994, Mr. Foley served on the Board of Directors of Chancellor Capital Management, Inc., (formerly, Citicorp Investment Management) and, as managing director of its Alternative Asset Management Group, served as a financial advisor to various entities. Mr. Foley serves as a director of the EuroEnterprise and CITITECH, both of which are offshore closed end funds; Jamba Juice, a retailer of juice-based products; TODO WRAPS, a restaurant concept; and We're Entertainment, a retailer of collectibles.

     HOWARD SCHULTZ, 43, is the founder of the Company and has been chairman of the board and chief executive officer since its inception in 1985. From 1985 to June 1994, Mr. Schultz was also the Company's president. From September 1982 to December 1985, Mr. Schultz was the director of retail operations and marketing for Starbucks Coffee Company, a predecessor to the Company; and from January 1986 to July 1987, he was the chairman of the board, chief executive officer, and president of Il Giornale Coffee Company, a predecessor to the Company.

     BARBARA BASS, 45, was appointed to the Board of Directors of the Company, effective January 1, 1996, on December 20, 1995. Since 1993, Ms. Bass has been the president of Gerson Bakar Foundation. From 1989 to 1992, Ms. Bass was president and chief executive officer of the Emporium Weinstock Division of Carter Hawley Hales Stores, Inc. She is on the Board of Directors of DFS Group Limited, a retailer of luxury branded merchandise; and The Bombay Company, Inc., a retailer.

INFORMATION ABOUT DIRECTORS WHOSE TERMS OF OFFICE WILL NOT
CONTINUE AFTER THE ANNUAL MEETING

Class 1 Director; term expires at annual meeting for fiscal
1996:

     ADRIAN D.P. BELLAMY, 54, has been a director of the Company since his appointment by the Board of Directors on May 17, 1995. Mr. Bellamy is a director of companies and is chairman of Airport Group International Holdings L.L.C., a Lockheed Martin/Soros Capital joint venture in airport management, and on the Board of Compass Limited, a shoe manufacturer and retailer; The Gap Inc., a retailer; and Gucci Group N.V., the parent company of all Gucci operations world-wide. From 1983 to 1995, Mr. Bellamy was Chairman and chief executive officer of DFS Group Limited, a retailer of luxury branded merchandise.

Committees

     The Company's Board of Directors has standing
Compensation, Special Compensation and Audit Committees; the
Company has no standing nominating committee. The members of each Committee and the functions performed thereby are described below:

     Compensation Committee. During fiscal 1996, the Compensation Committee was comprised of Mr. Foley, Chairman, and Mr. Prentice and Mr. Bellamy. For fiscal 1997, the Compensation Committee will be comprised of Mr. Prentice, Chairman, and Mr. Foley and Ms. Bass. The Compensation Committee reviews current remuneration of the directors and of the executive officers of the Company and makes recommendations to the Board of Directors regarding appropriate periodic adjustment of such amounts. The Compensation Committee also makes all determinations concerning the Company's grants of stock options to officers and employees of the Company who are eligible for such options under each of the Company's Key Employee Option Plan and 1991 Company-Wide Stock Option Plan.

     Audit Committee.  During fiscal 1996, the Audit
Committee was comprised of Mr. Bellamy, Chairman, and Mr.
Brotman and Mr. Shennan.  For fiscal 1997, the Audit
Committee will be comprised of Mr. Shennan, Chairman, and Mr. Brotman and Ms. Bass. The Audit Committee reviews the planned scope of the services of the Company's independent auditors; reviews financial statements and the auditors' opinion letter; recommends the independent auditors for the following fiscal year; reviews the recommendations of the independent auditors relating to accounting, internal

<PAGE 6>

controls, and other matters; and reviews internal controls and accounting procedures with the Company's financial staff.

     Special Compensation Committee.  The Special
Compensation Committee is comprised of Mr. Foley and Ms.
Bass. The Special Compensation Committee reviews remuneration of certain executive officers of the Company, including, but not limited to the chairman, president, and president of Starbucks International under the Company's
Executive Management Bonus Plan.  The Special Compensation
Committee is also charged with the administration of the Executive Management Bonus Plan, and the selection of the objective measures for which bonuses under the Executive
Management Bonus Plan are granted.

     During the fiscal year ended September 29, 1996, the Compensation Committee met 3 times, the Audit Committee met 3 times, and the entire Board of Directors met 5 times. The Special Compensation Committee was created December 20, 1996 and accordingly did not meet during the fiscal year ended September 29, 1996. Each director attended at least 75 percent of all Board meetings and meetings of Committees on which they served during the periods they served.

<PAGE 7>

                   EXECUTIVE COMPENSATION

Summary of Compensation

     The following table summarizes the annual compensation for services rendered, and long-term compensation awards granted, during fiscal years 1996, 1995, and 1994 for each of the Company's chief executive officer and its four most highly compensated executive officers (collectively referred to herein as the "Named Executive Officers") whose salary and bonus exceeded $100,000 in fiscal 1996.

                                            SUMMARY COMPENSATION TABLE
[CAPTION]

                           Annual                                 Long-Term
                        Compensation                        Compensation Awards
-----------------------------------------------------------------------------------------------
Name and Principal                                                           All Other
    Position         Fiscal Year    Salary($)  Bonus($)    Options          Compensation($)(1)
-----------------------------------------------------------------------------------------------
Howard Schultz          1996        493,654          0     500,000           177,565
chairman and chief      1995        333,269    201,000     430,000           177,142
executive officer       1994        291,869    175,000           0           178,292

Orin C. Smith           1996        394,231          0     250,000             2,231
president and chief     1995        250,000    125,000     280,000             1,258
operating officer       1994        185,270    105,000           0             1,754

M. Michael Casey
senior vice president   1996        235,817     23,625 (2)       0                 0 (4)
and chief financial     1995         32,761 (3) 64,728 (2) 100,000                 0 (4)
officer                 1994              0          0           0                 0

Scott Bedbury
senior vice             1996        258,894          0      20,000                 0 (4)
president -             1995         72,115 (3) 33,300     100,000                 0 (4)
marketing               1994              0          0           0                 0

Howard P. Behar         1996        252,885          0     100,000             1,588
president - Starbucks   1995        199,001    100,000     120,000             2,263
International           1994        175,323     92,500           0             1,267


-----------------
(1) Includes the Company's contributions to the Company's 401(k) Plan with respect to each Named Executive Officer and payment of the term life portions of insurance premiums for split dollar life insurance policies with respect to Mr. Schultz.
(2) Paid in accordance with the offer letter to Mr. Casey dated June 21, 1995.
(3) Mr. Casey was hired effective August 1, 1995, and Mr. Bedbury was hired effective June 5, 1995.
(4) Mr. Casey and Mr. Bedbury were not eligible for the Company's 401(k) Plan during the fiscal years listed.

<PAGE 8>

GRANTS OF STOCK OPTIONS

     The following table summarizes the Options granted during fiscal year 1996 to each of the Named Executive
Officers:

[CAPTION]

                                                                                      Potential Realizable Value at
                                                                                      Assumed Annual Rates of Stock
                                                                                             Price Appreciation for
                                                                                                  Option Term(1)
-------------------------------------------------------------------------------------------------------------------
                                 % of Total
                               Options Granted
                    Options    to Employees in  Exercise or Base  Expiration
Name               Granted(#)   Fiscal Year      Price ($/share)     Date     5%($)    10%($)
-------------------------------------------------------------------------------------------------------------------
Howard Schultz      250,000        10.80%            18.8125          10/02/05  2,957,770 7,495,570
                    250,000        10.80%            23.5000          10/02/05  3,694,756 9,363,237
Orin C. Smith       125,000         5.40%            18.8125          10/02/05  1,478,885 3,747,785
                    125,000         5.40%            23.5000          10/02/05  1,847,378 4,681,618
M. Michael Casey          0         0.00%              N/A               N/A        N/A       N/A
Scott Bedbury        20,000         0.86%            18.8125          10/02/05  236,622   599,646
Howard P. Behar      50,000         2.16%            18.8125          10/02/05  591,554   1,499,114
                     50,000         2.16%            23.5000          10/02/05  738,951   1,872,647

----------------

(1) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

<PAGE 9>

EXERCISES OF STOCK OPTIONS

     The following table provides information on option exercises in fiscal 1996 by the Named Executive Officers and the value of such officers' unexercised options on September
29, 1996.

               AGGREGATED OPTION EXERCISES IN LAST
           FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

[CAPTION]

                                                                 Number of Unexercised              Value of Unexercised
                                                                 Options at Fiscal              in-the-Money Options at
                                                                 Year-End (#)(2)                Fiscal Year-End ($)(3)
----------------------------------------------------------------------------------------------------------------------
                      Shares Acquired
Name                  on Exercise (#)     Value Realized ($)(1)    Exercisable/Unexercisable  Exercisable/Unexercisable
-----------------------------------------------------------------------------------------------------------------------
Howard Schultz           18,000                342,000                 1,137,463/786,665        28,382,636/11,556,147
Orin C. Smith            52,006                986,901                   145,328/436,666          3,190,301/6,696,121
M. Michael Casey              0                      0                     20,000/80,000            256,250/1,025,000
Scott Bedbury             5,000                 63,125                     15,000/100,000           240,000/1,561,250
Howard P. Behar          73,338              1,231,606                          0/179,998                 0/2,807,871


---------------
(1) Market value of underlying securities at exercise date, minus the exercise price of such options.
(2) Future exercisability is subject to vesting and the optionee remaining employed by the Company.
(3) Value is calculated assuming the fair market value of the securities underlying the option at fiscal year-end less the exercise price multiplied by the number of in-the-money options held. There is no guarantee that if and when these options are exercised they will have this value.

COMPENSATION OF DIRECTORS

     Directors (other than directors who are executive officers of the Company) receive an annual retainer of $10,000 per year, $1,000 per board meeting attended, and $500 per committee meeting attended.

     All of the Company's non-employee directors participate in the Company's 1989 Stock Option Plan for Non-Employee Directors, as amended (the "Outside Director Option Plan"). Under the terms of the Outside Director Option Plan, non-employee directors are annually awarded stock options for the purchase of up to 20,000 shares of Common Stock at a per share exercise price equal to the fair market value on the date of grant. During the fiscal year ended September 29, 1996, each of Messrs. Bellamy, Foley, Prentice, and Shennan received options to purchase 20,000 shares of Common Stock exercisable at $16.5625 per share.

<PAGE 10>

     Pursuant to the terms of a Consulting/Employment Agreement, dated as of January 14, 1995, between the Company and Jeffrey H. Brotman (the "Brotman Agreement"), Mr. Brotman, a director of the Company, has provided consulting services to the Company, specifically in the areas of strategic planning, capital formation, real estate matters, major corporate negotiations, and other business planning matters, as requested by, and subject to the direction of, the chairman of the Company's Board of Directors. The Brotman Agreement provides that each year during the term of the agreement Mr. Brotman is to receive from the Company stock options to purchase 20,000 shares of Common Stock exercisable at the fair market value per share on such date. During the fiscal year ended September 29, 1996, Mr. Brotman was granted options to purchase 20,000 shares of Common Stock at an exercise price of $16.5625 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Arlen I. Prentice, a member of the Compensation
Committee of the Company's Board of Directors, is a Co-
Chairman and the chief executive officer of Kibble &
Prentice, Inc., a company that, together with its wholly-owned subsidiary, provides insurance brokerage and employee benefits administrative and consulting services to the Company. During fiscal 1996, payments by the Company to Kibble & Prentice, Inc. and such subsidiary for such services aggregated $262,215, excluding premiums.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

     The Compensation Committee of the Board of Directors is responsible for setting compensation levels for the Company's executive officers and for overseeing the administration of certain of the Company's stock option plans. No members of the Compensation Committee are officers or employees of the Company. All decisions by the Compensation Committee are reviewed by the entire Board of Directors, other than decisions relating to each of the Company's Key Employee Option Plan and its 1991 Company-Wide Stock Option Plan, which are made solely by the Compensation Committee in order that grants under such plans satisfy the requirements under Rule 16b-3, promulgated under the Securities Exchange Act of 1934, as amended.

     It has been the practice of the Compensation Committee to make compensation decisions with appropriate input from the Company's chief executive officer and by reviewing executive compensation surveys prepared for that purpose by outside compensation consultants. Such surveys reflect compensation levels and practices for persons holding comparably responsible positions at targeted peer group companies. Based on this information and the Company's underlying compensation philosophy, the Committee recommends executive officer compensation packages to the Board of Directors for approval.

     The Compensation Committee believes that executive officer compensation should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. To that end, the Compensation
Committee's policy is that the compensation package for executive officers should consist of three components: (i) an annual base salary; (ii) the potential to earn incentive bonuses each fiscal year, the amount of which is dependent on the Company's overall performance and the individual's performance during the prior fiscal year, and (iii) stock option awards designed to align shareholder interests with those of management by providing long-term incentives for the Company's key employees.

     During fiscal 1996, net revenues increased by 50% over fiscal 1995; net earnings increased 61% over fiscal 1995; and earnings per share increased by 50% over fiscal 1995. These results were achieved despite unusually high coffee costs the Company faced during the fiscal year. Sales in both the Company's specialty sales and direct response operations also increased. In addition, the Company opened 307 new stores, and licensees opened 26 stores during fiscal 1996, compared to 230 new Company stores and 23 new licensed stores in fiscal 1995. Further, the Company successfully entered the new markets of North Carolina, Rhode Island and Ontario, Canada and opened the first two stores outside of North America in Tokyo, Japan. In addition, during fiscal 1996, among other things, the Company successfully introduced several new proprietary products, forged several new strategic alliances to further develop and leverage the Starbucks brand, and announced two strategic partnerships on the international front.

     For fiscal 1996, the Compensation Committee determined that total direct compensation (base salary, incentive bonus, and long-term incentives through stock option awards) should be established at the 50th - 75th percentile of targeted peer group companies given similar annual sales, with a more than proportionate amount of the total direct compensation awarded as a long-term incentive. For this period, Mr. Schultz' total direct compensation was

---------------
* The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

<PAGE 11>

 competitive. For fiscal 1997, the Compensation Committee has chosen to reflect the Company's outstanding performance on long-term success measures (which are observed to be at the top end of the comparison groups) by setting total direct compensation at the 75th percentile of peer group companies.

     Base salaries for executive officers are reviewed on an annual basis and at the time of promotion or other increase in responsibilities. Any increase or decrease in salary is based on a determination of both the level of responsibility of an individual and the individual's performance. In fiscal 1996, base salary was targeted at the 50th percentile of the peer group. During this period, actual base salary earnings of Mr. Schultz were $493,654, approximating the target. For fiscal 1997, base compensation for executive officers will remain as close to the 50th percentile as possible while avoiding salary compression with positions reporting to these officers.

     Bonuses represent an opportunity for each executive officer to earn additional annual cash compensation in an amount tied to a percentage of each officer's base salary. The percentages of base salary targeted for bonus payout for executive officers are established by the Compensation Committee generally at the end of each fiscal year for the following fiscal year. Actual bonus payout to an executive officer in relation to the guideline is a function of two measures for the prior fiscal year: the Company's overall performance and the individual's performance. The fiscal 1996 guidelines for the Company's executive officers ranged from 40% to 120% of base salary (with Mr. Schultz' bonus guidelines at 60% of base salary and a maximum of twice that target).

     The Budget Reconciliation Act of 1993 (the "Act") amended the Internal Revenue Code of 1986, as amended (the "Code"), to add Section 162(m), which prohibits a deduction by any publicly-held corporation for compensation paid to a "covered employee" in excess of $1 million per year (the "Dollar Limitation"). A covered employee is an employee who, on the last day of the Company's taxable year, is the chief executive officer of the Company or an employee who appears in the Summary Compensation Table by reason of being one of the four most highly compensated executive officers (other than the chief executive officer) for the taxable year. As a result of the amount of the Dollar Limitation, the deductibility of compensation paid in 1996 was not affected by the Act. It is anticipated that the deductibility of compensation paid to certain Named Executive Officers of the Company in fiscal 1997 and thereafter could be affected by the Act. Therefore, in December 1996, the Compensation Committee adopted the Starbucks Corporation Executive Management Bonus Plan (the "Executive Management Bonus Plan") which is to be administered by the Special Compensation Committee, subject to shareholder approval of the material terms of the performance goals thereunder. (See Proposal 3 for a description of the Executive Management Bonus Plan). Under the Act, objectively measured compensation awards paid in accordance with the Executive Management Bonus Plan generally will not be applied toward the Dollar Limitation. For fiscal 1997, bonus guidelines will range from 40% to 130% of base salary (with Mr. Schultz' bonus guidelines set at 65% of base salary and a maximum of twice that target) to be commensurate with peer group companies. The maximum amount payable in any year would be $1,000,000.

     Long-term, performance-based compensation of executive officers takes the form of option awards under the Company's Key Employee Option Plan. The Compensation Committee believes that equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to or in excess of the market price of the Company's Common Stock on the date of grant and, accordingly, will have value only if the Company's stock price increases. In granting options under the Key Employee Option Plan, the Compensation Committee generally takes into account each executive's responsibilities, relative position in the Company, and past grants. For fiscal 1996, Mr. Schultz was granted an aggregate of 500,000 options to purchase shares of Common Stock.

<PAGE 12>

     As noted above, the Company's compensation policy is primarily based on performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of non-performance-based compensation in excess of $1 million paid to Named Executive Officers. The
Compensation Committee currently intends to continue to manage its executive compensation program for Named
Executive Officers so as to preserve the related federal income tax deductions.

                             Respectfully submitted,

                             Arlen I. Prentice, Chairman
                             Craig Foley
                             Barbara Bass

PERFORMANCE GRAPH

     The following graph depicts the Company's stock price performance from June 26, 1992 (the date on which quotations for the Common Stock first appeared on the NASDAQ National Market) through September 29, 1996, relative to the performance of the NASDAQ Stock Market (U.S. Companies), the NASDAQ Eating and Drinking Establishments Index, and the NASDAQ Retail Index (published by NASDAQ). All indices shown in the graph have been reset to a base of 100 as of June 26, 1992, and assume an investment of $100 on that date and the reinvestment of dividends paid since that date. The Company has not paid cash dividends on its Common Stock.
The lines represent fiscal year end index levels; if the Company's fiscal year ended on a Sunday, the preceding trading day was used. The chart set forth below was prepared by the Center for Research in Security Prices, which holds a license to use the NASDAQ indices listed below.

                               [GRAPH APPEARS HERE]

[CAPTION]

                6/26/92          10/1/92        10/1/93      9/30/94      10/1/95      9/29/96
----------------------------------------------------------------------------------------------
Starbucks Corp.   100%             137%           285%         215%         352%        653%
NASDAQ Stock
Market            100%             106%           140%         142%         196%        231%
NASDAQ Eating
and Drinking
Establishments    100%             120%           141%        122%          132%        132%
NASDAQ Retail     100%             107%           121%        120%          132%        157%


<PAGE 13>

CERTAIN TRANSACTIONS

     The Company supplies whole bean coffees under contract to PriceCostco, Inc. ("PriceCostco"), a membership-only wholesale club, of which Jeffrey H. Brotman, a director of the Company, is Chairman of the Board. During fiscal 1996, the Company's sales to PriceCostco aggregated $22,659,000.

     On April 15, 1996, the Company loaned to Howard
Schultz, the Company's chairman of the board and chief executive officer, the principal amount of $2,000,000, as evidenced by a promissory note bearing interest at 6% per annum and due and payable on December 31, 1996. This note, including accrued interest, was paid in full on May 14, 1996.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership ("Forms 3") and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company ("Forms 4"). Officers, directors, and greater than 10% shareholders of the Company are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all
Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with for the fiscal year ended September 29, 1996, other than as follows: during fiscal 1996, Jeffrey H. Brotman, a director of the Company, reported one transaction in a late Form 4 filing and another transaction in a second late Form 4 filing, and Craig Foley, a director of the Company, reported one transaction in a late Form 4 filing.

2.  APPROVAL OF AMENDMENT TO KEY EMPLOYEE STOCK OPTION
    PLAN - 1994

     At the meeting, the Board of Directors will request that the shareholders approve an amendment to the Key Employee Option Plan to increase by 7,025,000 the number of shares reserved for issuance under the Key Employee Option Plan. The Key Employee Option Plan, as approved by the shareholders at the Company's Annual Meeting of Shareholders on February 15, 1995, originally reserved 6,000,000 shares for issuance. The Board believes that stock options are essential to attract and retain the best available personnel for positions of substantial responsibility, to encourage ownership of the Common Stock by employees of the Company and its subsidiaries, and to promote the Company's success. The Board of Directors believes that the number of shares currently available for issuance will be insufficient to achieve the purposes of the Key Employee Option Plan unless additional shares are authorized. The Board of Directors approved the amendment to the number of shares reserved under the Key Employee Option Plan, from 6,000,000 to 13,025,000, on December 3, 1996. The Board adopted this increase in shares reserved for issuance under the Key Employee Option Plan, and recommends its approval by the shareholders, in order to allow the Company to continue to offer stock options to key employees as a part of its overall compensation package. Other non-material changes have been made to the Key Employee Option Plan to reflect changes in the Beneficial Ownership rules under Section 16 of the Securities Exchange Act of 1934. These changes are reflected in the following description. A copy of the Key Employee Option Plan as amended, including the proposed increase of shares authorized to 13,025,000, may be obtained upon written request to the Company's Investor Relations Department at the address listed on page 20.

DESCRIPTION OF THE KEY EMPLOYEE OPTION PLAN

     The Key Employee Option Plan provides for the granting of both incentive stock options and nonqualified stock options, as those terms are described below, to employees of and consultants to the Company. The Key Employee Option Plan was adopted to be effective for a ten-year period that commenced as of September 27, 1994. 6,000,000 shares of the Company's Common Stock currently are reserved for issuance under the Key Employee Option Plan. The 6,000,000 shares

<PAGE 14>

reserved for issuance reflect the Company's two-for-one stock split effected in the form of a stock dividend, paid on December 1, 1995.

     An incentive stock option is a stock option that is intended to qualify for favorable tax treatment under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). A nonqualified stock option is any stock option that does not qualify as an "incentive stock option" and will not qualify for any special tax benefits to the optionee. The federal income tax consequences of an employee's participation in the Key Employee Option Plan are discussed below.

     The Key Employee Option Plan will be administered by the Compensation Committee of the Board of Directors in accordance with the provisions of Rule 16b-3 promulgated under the Exchange Act. The Committee shall have full power and authority to administer and interpret the Key Employee Option Plan and to adopt, from time to time, such guidelines, rules, regulations, agreements, and instruments for the administration of the Key Employee Option Plan as the Committee deems necessary or advisable. In addition, the Committee may engage a qualified brokerage or other financial services firm to assist it in the administration of the Key Employee Option Plan.

     Because the officers and employees who may participate and the amount of their options are determined by the Committee, in its sole discretion, it is not possible to state the names or positions of, or the number of options that may be granted to, the Company's officers and employees and consultants. The maximum number of options to purchase shares of Common Stock, however, that may be granted to any employee in any one year is 1,000,000 (which reflects the Company's two-for-one stock split effected in the form of a stock dividend, paid on December 1, 1995).

     The Committee will establish the time or times at which options may be exercised and whether all of the options may be exercisable at one time or in increments over time. The option price shall be set by the Committee at the time of the granting of an option. For incentive stock options, the option price may not be less than the fair market value of the Common Stock on the date of grant. For nonqualified stock options, the option price may be less than, equal to, or greater than the fair market value of the Company's stock on the date of grant. In the event of stock dividends, splits, and similar capital changes, the Key Employee Option Plan provides for appropriate adjustments in the number of shares available for options and the number and option prices of shares subject to outstanding options.

     The closing price of the Company's Common Stock on the Nasdaq National Market on December 27, 1996 was $30.50.

     The term of each option shall be no more than ten years from the date of grant. Options granted to employees expire ninety days following termination of employment (but in no event later than the date of expiration of the term of the option as set forth in the option agreement), unless the employee has been terminated for misconduct that is willfully or wantonly harmful to the Company, in which case the option shall expire immediately. In the case of total and permanent disability or death of an employee, the option terminates twelve months from the date that the employee ceases work as a result of that employee's disability or death (but in no event later than the date of expiration of the term of such option as set forth in the option agreement). In the event of such disability or death, the Committee has the authority to extend the foregoing expiration dates of any outstanding option in circumstances it deems appropriate, provided that it may not extend an option beyond the original term of such option (e.g., ten years from date of grant).

     The purchase price of option shares may be paid in cash, by means of a cash equivalent, or in accordance with procedures for a "cashless exercise" as the same may be established from time to time by the Company and, if applicable, a brokerage firm that the Company may retain to facilitate exercises of options and sales of shares under this Plan. For nonqualified options, the option holder must also pay the Company, at the time of purchase, the amount of federal, state, and local withholding taxes required to be withheld by the Company. The Committee may permit an optionee to pay such withholding taxes by having the Company withhold shares of Common Stock that has a fair market value at the time of exercise equal to the amount required to be withheld.

<PAGE 15>

     Notwithstanding any vesting requirements of an option, in the event of a proposed merger, reorganization, separation, or other corporate transaction, wherein the Company is not to be the surviving corporation an optionee may purchase the full amount of shares of Common Stock for which options have been granted, whether vested or unvested. In the event that the Company is the survivor of a proposed merger, reorganization, separation, or other such corporate transaction, the Committee shall have the right to substitute or assume options. The number of shares reserved for the Key Employee Option Plan may be increased by the corresponding number of options assumed and, in the case of a substitution, by the net increase in the number of shares subject to options before and after the substitution.

     In the event of a proposed dissolution or liquidation of the Company, during the period that commences as of the date that the shareholders approved the dissolution and ends seven days prior to the dissolution, an optionee may conditionally purchase the full amount of shares of Common Stock for which options have been granted, whether vested or unvested.

     The Key Employee Option Plan may be modified, amended, or terminated by the Committee except with respect to options granted prior to such action. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its subsidiaries may operate to assure the viability of the benefits from options granted to employees employed in such countries and to meet the objectives of the Plan. Notwithstanding the foregoing, shareholder approval is required for any amendment which increases the number of shares subject to the Key Employee Option Plan (other than in connection with automatic adjustments due to changes in capitalization or the assumption or substitution of options in connection with mergers or acquisitions) or which is otherwise subject to shareholder approval pursuant to Rule 16b-3 promulgated under the Exchange Act.

     The issuance of stock upon exercise of options is subject to the registration with the Securities and Exchange
Commission of the shares reserved by the Company for the Key
Employee Option Plan.

     The options are nonassignable otherwise than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Stock Option, by gift or, with the consent of the Company, for value to immediate family members of the optionee, partnerships of which the only partners are members of the optionee's immediate family, and trusts established solely for the benefit of such immediate family members.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE KEY EMPLOYEE
OPTION PLAN

     The federal income tax consequences of an employee's participation in the Key Employee Option Plan are complex and subject to change. The following discussion, is only a summary of the general rules applicable to options.
Recipients of options under the Key Employee Option Plan should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the general rules would apply.

INCENTIVE STOCK OPTIONS

     If an option granted under the Key Employee Option Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option and the Company will not be allowed a deduction for federal tax purposes with respect to such grant or exercise. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

     If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date of the grant of such option or within one year after transfer of the shares to him or her, any gain realized upon disposition will be characterized as long-term capital gain. In such case, the Company will not be entitled to a federal tax deduction.

<PAGE 16>

     If the optionee disposes of the shares either within two years after the date that the option is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the purchase price, or (2) the amount realized on the disposition minus the purchase price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option. In the event of a disqualifying disposition, the Company may withhold income taxes from the optionee's compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition.

     The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability because the excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in the taxable income for purposes of determining the regular tax liability of an incentive stock option recipient. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

     In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of an incentive stock option. However, in the event an optionee sells or disposes of stock received upon the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

NONQUALIFIED STOCK OPTIONS

     Nonqualified stock options granted under the Key Employee Option Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the option exercise price. The income realized by the optionee will be subject to income tax withholding by the Company out of the current earnings paid to the optionee.
If such earnings are insufficient to pay the tax, the optionee will be required to make a direct payment to the Company for the tax liability.

     The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon a disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and will be characterized as long-term capital gain or loss if the shares have been held for more than one year at the date of their disposition.

     In general, there will be no federal tax consequences to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting is required for approval of the amendment to the Key Employee
Option Plan.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE APPROVAL OF THE AMENDMENT TO THE KEY EMPLOYEE OPTION
PLAN.

<PAGE 17>

3.  APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER
    THE STARBUCKS CORPORATION EXECUTIVE MANAGEMENT BONUS PLAN

INTRODUCTION

     At the Annual Meeting, the Company's shareholders will be requested to consider and act upon a proposal to approve the material terms of the performance goals under the Starbucks Corporation Executive Management Bonus Plan (the
"Executive Management Bonus Plan").

     On December 20, 1996, the Compensation Committee and the Special Compensation Committee adopted the Executive
Management Bonus Plan, subject to approval by the Company's shareholders of the material terms of the performance goals thereunder. The purpose of the Executive Management Bonus
Plan is to provide the Company with the ability to provide incentive compensation that is linked to the profitability of the Company's businesses and increases in shareholder value.

     Although no shareholder approval is required for the Company to enact and maintain the Executive Management Bonus Plan, shareholder approval of the Executive Management Bonus Plan's objective performance goals is required to ensure tax deductibility by the Company of bonuses payable under the Executive Management Bonus Plan.

DESCRIPTION

     Set forth below is a summary of certain important features of the Executive Management Bonus Plan and a description of the material terms of the performance goals thereunder that shareholders are being asked to approve.

     Administration. The Executive Management Bonus Plan will be administered by the Special Compensation Committee of the Board. Among other things, the Special Compensation Committee will have the authority to select participants in the Executive Management Bonus Plan from among the Company's executive officers and to determine the performance goals, target amounts and other terms and conditions of awards under the Executive Management Bonus Plan (subject to the terms of the Executive Management Bonus Plan). The Special Compensation Committee also will have the authority to establish and amend rules and regulations relating to the Executive Management Bonus Plan and to make all other determinations necessary and advisable for the administration of the Executive Management Bonus Plan. All decisions made by the Special Compensation Committee pursuant to the Executive Management Bonus Plan will be made in the Special Compensation Committee's sole discretion and will be final and binding.

     Eligibility. The chairman, presidents, and senior vice presidents of the Company and its subsidiaries as recommended by the Compensation Committee and designated by the Special Compensation Committee are eligible to be granted awards under the Executive Management Bonus Plan.

     Terms of Awards. Awards under the Executive Management Bonus Plan will consist of cash amounts payable upon the achievement, during a specified performance period, of specified objective and subjective performance goals. Seventy percent (70%) of the awards available will be based upon specified objective performance goals, and thirty percent (30%) of the awards available will be based upon specific subjective performance goals. At the beginning of a performance period for a given award, the Special Compensation Committee will establish the performance goal(s) (both objective and subjective) and the target amount of the award, which will be earned if the performance goal(s) are achieved in full, together with any lesser amount that will be earned if the performance goal(s) are only partially achieved. After the end of the performance period, the Special Compensation Committee will certify the extent to which the performance goals are achieved and determine the amount of the award that is payable; provided that the Special Compensation Committee will have the discretion to determine that the actual amount paid with respect to an award will be less than (but not greater than) the amount earned.

<PAGE 18>

     Objective Performance Goals. The Executive Management Bonus Plan provides that at the beginning of each plan period (the Company's fiscal year), the Special Compensation Committee selects specific objective measures among return on capital, earnings per share, sales growth and volume, and/or return on assets (collectively the "Objective Performance Measures"). Single or multiple Objective Performance Measures may be selected. The Objective Performance Measures, if met, will comprise seventy percent (70%) of the bonuses available under the Executive Management Bonus Plan. If the Objective Performance Measures selected by the Special Compensation Committee are not met in full, no bonus is payable under the objective portion (70%) of the Executive Management Bonus Plan.

     For the 1997 fiscal year, the Special Compensation Committee has selected the Company's earnings per share as the Objective Performance Measure. Thus, if approved by shareholders, 70% of the individual bonuses available under the Executive Management Bonus Plan will be based on growth of the Company's earnings per share. The actual awards to be paid under the Executive Management Bonus Plan (or that would have been payable under the Plan for the 1996 Fiscal Year, had the Executive Management Bonus Plan then been in effect) cannot be determined at this time since the awards are dependent on the Company's financial performance for the 1997 Fiscal Year. If the Objective Performance Measures are met, however, the maximum dollar amount payable to any participant in any one year under the Objective Performance Measures is $1,000,000.

     Subjective Performance Goals. The Executive Management Bonus Plan provides further that the remaining thirty percent (30%) of the total bonus payout available is to be based on individual goals with corresponding percentage weights designed to measure a participant's achievements (the "Subjective Performance Measures"). Such Subjective Performance Goals differ from participant to participant, are established at the beginning of each plan period, and will be paid to the recipients regardless of whether this proposal is approved by the shareholders of the Company.

     The Special Compensation Committee will also determine the amounts of the target awards that will be paid if the Objective Performance Measures and Subjective Performance
Measures are met and the method by which such amounts will be calculated.

REASON FOR SHAREHOLDER APPROVAL

     The Executive Management Bonus Plan has been designed to take into account certain limits on the ability of a public corporation to claim tax deductions for compensation paid to certain highly compensated executives. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and the four other most highly compensated officers of a public corporation. (See "Executive Compensation -- Compensation Committee Report", above.) However, "Qualified Executive Management Bonus Plan compensation" is exempt from this limitation. Qualified Executive Management Bonus Plan compensation is compensation paid based solely upon the achievement of objective performance goals, the material terms of which are approved by the shareholders of the paying corporation. The shareholders of the Company are thus being asked to approve the material terms of the objective performance goals under the Executive Management Bonus Plan, as described above.


VOTE REQUIRED AND BOARD RECOMMENDATION

     Approval of the performance goals under the Starbucks
Corporation Executive Management Bonus Plan requires the affirmative approval of the holders of a majority of the Common Shares present in person, or by proxy, at the Annual
Meeting.

     THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE
PERFORMANCE GOALS UNDER THE EXECUTIVE MANAGEMENT BONUS PLAN
IS IN THE BEST INTERESTS OF ALL SHAREHOLDERS AND,
ACCORDINGLY, RECOMMENDS A VOTE FOR THIS PROPOSAL.

<PAGE 19>

4.  RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors will request that the shareholders ratify its selection of Deloitte & Touche LLP, independent auditors, to examine the consolidated financial statements of Starbucks for the fiscal year ending September 28, 1997. Deloitte & Touche LLP examined the consolidated financial statements of the Company for the fiscal year ended September 29, 1996. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to make a statement if they desire to do so and respond to questions by shareholders. The affirmative vote of a majority of the shares represented at the meeting is required for the ratification of the Board's selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 28, 1997. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                    PROPOSALS OF SHAREHOLDERS

     Shareholder proposals to be presented at the Company's next Annual Meeting of Shareholders and included in the Company's Proxy Statement relating to such meeting must be received by the Company at its executive offices no later than September 19, 1997.

                          OTHER BUSINESS

     It is not intended by the Board of Directors to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.

                                 STARBUCKS CORPORATION
                                 By Order of the Board of
                                 Directors


                                 /s/G.Scott Greenburg

                                 G. Scott Greenburg
                                 secretary

Seattle, Washington
January 24, 1997

<PAGE 20>

                      10-K REPORT AVAILABLE

     A copy of the Company's annual report on Form 10-K, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders upon request to:

                       Investor Relations
                     Starbucks Corporation
                     2401 Utah Avenue South
                   Seattle, Washington  98134
                    (206) 447-1575 x7118


       DIRECTIONS TO STARBUCKS ANNUAL SHAREHOLDERS MEETING
                        March 6, 1997


Traveling North or South on I-5:
Take Exit 154 to I-405 North
Take Exit 1 (West Valley Highway)
Turn Right on West Valley Highway
Turn Left on 180th Avenue South
Turn Right on 80th Avenue South
Turn Right on 184th Street

Traveling North or South on I-405:
Take Exit 2 (Kent/Auburn South 167)
Travel South on 167
Take 180th Valley Highway Exit
Turn Left on East Valley Highway
Turn Right on 180th Avenue South
Turn Left on 80th Avenue South
Turn Right on 184th Street

           The Kent Roasting Plant is on the left:
                  18411 77th Place South
                     Kent, Washington




                             [FRONT]

                              PROXY

               FOR ANNUAL MEETING OF THE SHAREHOLDERS

                      STARBUCKS CORPORATION

This Proxy Is Solicited On Behalf Of The Board of Directors

     The undersigned hereby appoints Howard Schultz and Orin
C. Smith (collectively, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at the Company's Kent Roasting Plant 18411--77th Place South, Kent, Washington, on Thursday, March 6, 1997 at 10:00 a.m. and at any adjournments thereof.

1.  FOR Election of directors:  [ ]  Howard P. Behar and
James G. Shennan, Jr.

WITHHOLD AUTHORITY To Vote for the following Directors:
_________________________________

2.  [ ]  FOR   [ ]  AGAINST   [ ]  ABSTAIN
Proposal to approve a 7,025,000 share increase in the number of shares reserved for issuance under the Company's Key
Employee Stock Option Plan - 1994.

3. [ ]  FOR   [ ]  AGAINST   [ ]  ABSTAIN
Proposal to approve the material terms of the objective performance goals under the Company's Executive Management
Bonus Plan.

4.  [ ]  FOR   [ ]  AGAINST   [ ]  ABSTAIN
Proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 28, 1997.

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                          [REVERSE]

     This proxy when properly signed will be voted and will be voted in the manner directed herein by the undersigned shareholder. If NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR PROPOSALS 1, 2, 3, AND 4.

______________________________
Signature

______________________________
Signature, if held jointly

Dated: ____________________, 1997


     IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.